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                                   EXHIBIT 12

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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
                                                                              YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------------
                                                                    2005      2004      2003      2002      2001
                                                                  -------   -------   -------   -------   -------
Net Income Before Discontinued Operations and Minority Interest   $ 5,678   $ 2,816   $12,582   $16,960   $15,571

Add:
   Interest expense including Amortization of Debt Costs           33,702    32,446    28,450    25,216    24,387
   Rental expense - interest component @ 20%                          136       112       110        97        98
                                                                  -------   -------   -------   -------   -------
                                                                  $39,516   $35,374   $41,142   $42,273   $40,056
                                                                  =======   =======   =======   =======   =======
Fixed Charges:
   Interest expense including Amortization of Debt Costs          $33,702   $32,446   $28,450   $25,216   $24,387
   Rental expense - interest component @ 20%                          136       112       110        97        98
   Total Fixed Charges                                            $33,838   $32,558   $28,560   $25,313   $24,485
                                                                  =======   =======   =======   =======   =======
   Ratio of Earnings to Combined Fixed Charges                        1.2       1.1       1.4       1.7       1.6
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